UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MEDIGUS LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Oded Yatzkan

7A Industrial Park, P.O. Box 3030

Omer, 8496500, Israel

Tel: +972-72-260-2200

Fax: +972-72-260-2237

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series C Warrants to purchase American Depository Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-225610

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

A description of the Series C Warrants to be registered hereunder is contained in the section entitled “Description of the Offered Securities” in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-225610) filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2018, as amended from time to time (the “Registration Statement”) and is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

Exhibit No.	Description
3.1*	Articles of Association of Medigus Ltd., as amended
4.1*	Form of Warrant Agent Agreement between Medigus Ltd. and Computershare Inc., as warrant agent, including the Form of Series C Warrant

*   Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Medigus LTD.

Date: July 18, 2018	By:	/s/ Oded Yatzkan
Oded Yatzkan
Chief Financial Officer

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